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                                                                    Exhibit 99.1
CAUTIONARY STATEMENTS

         The following important factors, among others, could cause actual results of EG&G, Inc. (the "Company") to differ materially from those indicated by forward-looking statements made from time to time by the Company in reports, proxy statements, registration statements and other written communications, as well as by oral forward-looking statements made from time to time by the Company's officers or agents.

         The following important factors affect our business and operations generally or affect multiple segments of our business and operations.

- We face strong competition in many of the markets that we serve, which affects our ability to sell our products and services and the prices that we obtain. Certain of our competitors are larger than we are and have greater financial and other resources.

- We need to successfully implement the restructuring plans that we have adopted. If we are unable to do so, we will not be able to achieve anticipated cost savings, our ability to produce and deliver the products and services may be adversely affected and we may lose key personnel.

- Our business plan depends on our ability to continue to innovate, to develop new products and services based on such innovations and successfully to introduce these new products and services to the market.

- Our business plan depends on our ability to acquire attractive businesses on favorable terms and integrate these businesses into our other operations. We have begun the process of integrating Lumen Technologies, which we acquired in December 1998.

- In many of our segments, we serve as a supplier of components to other businesses. As a result, our success depends on the business success of our customers.

- We need to be able to continue to access the capital markets to fund our growth.

-        Our product businesses can be affected by currency risks.

- We need to achieve satisfactory results in connection with certain litigation to which we are a party, particularly the tax litigation with the Internal Revenue Service.
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-        We need to attract and retain key management, operational and technical personnel.

- We are affected by general economic conditions. In particular, demand for certain of our products has been adversely affected by the economic problems in Asia. In addition, the Asian economic problems have weakened the currencies of some Asian countries, making products of our competitors who are located in Asia more price competitive.

- We could be impacted by unanticipated issues associated with Year 2000 software problems.

- Effective tax rates in the future could be affected by changes in the geographical distribution of income, utilization of non-U.S. net operating loss carryforwards, repatriation costs, resolution of outstanding tax audit issues and changes in the portfolio of businesses.


         There are certain important factors that affect our particular business segments, including the following:

-        Life Sciences

         - We will implement a new enterprise software system for this business segment in early 1999. We need this implementation to be effected in a manner that does not disrupt operations.

         - Our business plan for this segment is significantly dependent upon the successful introduction of products currently under development as well as the expansion of the geographic markets for this segment's products.

         - Many of our products in this segment are subject to regulation by the Food and Drug Administration and other regulatory bodies.

-        Optoelectronics

         - We need to complete the development of our amorphous silicon technology and successfully introduce products based on this technology to the market.

         - In our IC Sensors business, we need to develop new products for both existing customers and new markets that we desire to access. We also need to successfully shift the production of certain products of this

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                  business to our manufacturing facilities that are in lower cost locations in order to compete more effectively.

-        Instruments

         - Our ability to obtain Federal Aviation Administration certification of our Z scan system for screening of checked baggage on a timely basis will affect this segment's success.

         - We need to successfully complete construction/installation and obtain customer acceptance of certain major cargo screening projects that are in process.

-        Engineered Products

         - A key market for certain of this segment's products is manufacturers of equipment used in semiconductor production. As a result, the success of this segment's operations is dependent in part upon a recovery of economic conditions in the semiconductor industry.

         - We are in the process of implementing new lower cost manufacturing processes for certain of this segment's products. The success of this segment's operations depends in part upon our successfully implementing these new manufacturing processes.

         - A key market for the products that we produce in this segment is manufacturers of air frames and engines for regional business jets. As a result, the success of this segment is dependent in part on the growth of the regional business jet market.

         - The success of our operations in this segment depends in part on entering into long term contracts for the sale of seals to major engine manufacturers on favorable terms.

-        Technical Services

         - Our operations in this segment are materially affected by our ability to win new service contracts and to successfully compete for renewals of existing contracts.

         - We need to comply with contractually specified performance criteria on an ongoing basis. Our compliance affects both the grades that we receive from the government, and therefore the level of contract payments, as well as our ability to win new contracts.

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         -        Our contracts with the U.S. government are subject to early termination for the convenience of the government.


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